INDENTURE OF LEASE

                                      FROM

                          C.A.T.F. LIMITED PARTNERSHIP

                                       TO
                             WESTPORT BANK & TRUST

                              DATED MAY 01, 1995


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                                     INDEX

ARTICLE                                                                    PAGE
- -------                                                                    ----

1.   Grant and Term.                                                         1

2.   Additional Rent.                                                        1

3.   Purpose.                                                                3

4.   Care of the Premises.                                                   3

5.   Negative Covenants.                                                     4

6.   Mechanic's Liens.                                                       4

7.   Signs.                                                                  5

8.   Floor Load.                                                             5

9.   Utilities.                                                              5

10.  Right of Inspection and Repair.                                         6

11.  Rent Adjustment.                                                        6

12.  Rules and Regulations.                                                  6

13.  Liability.                                                              8

14.  Lessor's Services.                                                      8

15.  Bankruptcy or Involuntary Transfer.                                     8

16.  Remedies.                                                               8

17.  Damage or Destruction.                                                  9

18.  Subordination.                                                         10

19.  Condemnation.                                                          10

20.  Holdover.                                                              10

21.  Possession.                                                            11

22.  Notices.                                                               11

23.  Quiet Enjoyment.                                                       12

24.  Brokers.                                                               12

25.  Force Majeur.                                                          12

26.  Estoppel Certificate.                                                  12

27.  Security Deposit.                                                      12

28.  Insurance.                                                             13

29.  Lessor.                                                                13

30.  Future Improvements.                                                   14

31.  Gender.                                                                14

32.  Assignment and Subletting.                                             14

33.  Successors and Assigns.                                                15

34.  Renewal Option.                                                        15

35.  Miscellaneous Provisions.                                              15

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This Agreement  made this  20th day of March,  1995,  by and  between  C.A.T.F.
Limited Partnership, a Connecticut partnership having its principal place of business at 1275 Post Road, Fairfield, Connecticut, (hereinafter called "Lessor"), and Westport Bank & Trust of, Westport, Connecticut (hereinafter called "Lessee").

   WITNESSETH:
          1.  Grant and Term.
              ---------------

          (a) That Lessor, for in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter reserved, has, and does hereby Lease, unto the Lessee, the space described as follows:

                          Store #1, Ground Floor Level

consisting of 2704 square feet more or less, as shown on a plan attached hereto and made a part hereof plus existing Drive through (2 Lanes) (all of which constitute the "Demised Premises") in the "Building and Parking Lot", The Gateway Building, Post Road, Fairfield, Connecticut for the term of sixty (60) months (subject to the provisions hereof) commencing on the 1st day of May, 1995 and ending at 12 o'clock noon on the 30th day of April, 2000 (the "Term") both dates inclusive, at and for the annual rental for the ground level as follows:

                TERM                YEARLY BASIC RENT
                ----                ----------------

          05/01/95 to 04/30/96         $59,488.00
          05/01/96 to 04/30/97         $60,840.00
          05/01/97 to 04/30/98         $62,192.00
          05/01/98 to 04/30/99         $63,544.00
          05/01/99 to 04/30/2000       $64,896.00

("Basic Rent") without demand or set off or deductions of any kind payable in advance, in equal monthly installments as follows:

                                     MONTHLY RENTAL, PLUS
                                      DRIVE-UP RENTAL OF
                 TERMS                 $1,000.00/MONTH
                 -----                 ----------------
          05/01/95 to 04/30/96            $5,957.34
          05/01/96 to 04/30/97            $6,070.00
          05/01/97 to 04/30/98            $6,182.67
          05/01/98 to 04/30/99            $6,295.34
          05/01/99 to 04/30/2000          $6,408.00

on the first day of each month during said term to and at the office of the Lessor, at 1275 Post Road, Suite A-3 Fairfield, Connecticut or at such other place or to such other person, firm or corporation as Lessor may from time to time designate in writing.

         (b) Lessor acknowledges receipt from Lessee of the sum of Five Thousand Nine Hundred Fifty-Seven and 34/100 Dollars($5,957.34) by check subject to collection, for rent to andincluding the 31st day of May, 1995.


         (c) Lessee does hereby take and hold the Demised Premises at the rent specifically reserved in this Agreement, and payable as aforesaid, upon and subject to the terms and conditions contained in this Agreement.


          2.  Additional Rent.
              ----------------

         (a) The Lessee shall pay annually as additional rent, that portion of any real estate taxes assessed against the land and building of which the Demised Premises are a part, which the total number of square feet of floor space in the Demised

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Premises  bears to the total number of square feet of  leaseable  floor space in the entire building which the parties acknowledge at the present time is 10.8494%. Changes in the applicable floor areas shall result in a corresponding pro rata adjustment of the aforesaid percentage. Such amount shall be paid, without setoffs or deductions of any kind, within thirty (30) days after demand therefor by the Lessor and shall be collectible as rent. Tax bills shall be sufficient evidence of the amount of such taxes and shall be used for the calculation of the amounts to be paid by the Lessee. "Real Estate Taxes" shall mean all taxes or assessments and governmental charges whether Federal, State, County or Municipal which are levied or charged against real estate or rents, or on the right or privilege of leasing real estate or collecting rents thereon and any other taxes and assessments attributable to Lessor's Building herein described or its operation, excluding, however Federal, State or other income taxes.


         (b) Lessee shall pay to the Lessor, at the same time as the Basic Rent is paid, without demand or setoff or deductions of any kind, as additional rent for each month during the term of this Lease, that proportion of "Operating Expenses" (as defined below) which the total number of square feet of floor space in the Demised Premises bears to the total number of square feet of leaseable floor space in the entire Building which the parties acknowledge at the present time is 10.8494%. Changes in the applicable floor areas shall result in a corresponding pro rata adjustment of the aforesaid percentage. The term "Operating Expenses" shall mean all actual operating expenses paid or incurred by Lessor for the operation of Lessor's Building.

         (c) The annual charge to Tenant for Operating Expenses shall be computed on the basis of periods of twelve (12) consecutive calendar months as designated by Lessor and shall during the first such period of operation of Lessor's Building be estimated by Lessor and thereafter shall be based upon the prior period's actual expenses and shall be paid by Lessee, as additional rent hereunder, in equal installments in advance of the first day of each calendar month in an amount of one-twelfth (1/12th) of the amount estimated by Lessor for the year. For any such period within the Term which is less than a full year, the annual charge shall be appropriately prorated. Within sixty (60) days after the end of each twelve month period, Lessor will furnish to Lessee a statement showing in reasonable detail, the amount of Lessor's operating cost for the preceding period, and any necessary adjustments shall thereupon be made, and the monthly payments to be made by Lessee for the ensuing year shall be estimated accordingly. Changes in applicable floor areas of the Building shall result in corresponding pro rata adjustments.


         (d) Lessee shall pay as additional rent to the Lessor, at the same time as the Basic Rent is paid, without demand or setoff, and in accordance with the terms of this Agreement, an amount determined as follows:

                  (i) The Core Area of the ground floor level which is 826 square feet multiplied by a fraction, the numerator of which is the square foot area set forth in Paragraph 1(a) above (square feet), and the denominator of which is the total leaseable square footage for the ground floor level which is 9,914 square feet. The product of this calculation shall be known as the "Core Area Allocator".

                  (ii) The Core Area Allocator shall be multiplied by a fraction, the numerator of which is the annual basic rent set forth in Paragraph 1 above and the denominator of which is the square footage area leased to Lessee set forth in Paragraph 1(a) above.


                  (iii) "Core Area" for the purpose of this Paragraph shall include, as may be applicable: Public corridors, air-conditioning shafts and ducts where a central air- conditioning system eliminates floor fan rooms, stairs,

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elevators,  toilets,  air-conditioning  rooms, fan rooms,  air ducts,  janitors'
closets, shop sinks, electrical closets, telephone closets and all enclosing walls for the above items, and columns and projections necessary to the building, all of which Core Area with respect to any area serving the Demised Premises or that floor upon which the Demised Premises are located, may be decreased or increased from time to time as the Lessor shall in its sole discretion find appropriate.

         (e) It is the purpose and intent of Lessor and Lessee as evidenced by Paragraphs 2(a), 2(b), 2(d) and 9 that this Lease be a net lease and that the basic rent shall be absolutely net to Lessor so that this Lease shall yield, net, to Lessor, the basic rent specified in Paragraph 1 above and each year during the original term of this Lease and the basic rent provided for in Paragraph 34 below during each renewal term of this Lease, if renewed as provided in said Paragraph 34, and that all costs expenses and obligations of every kind and nature whatsoever relating to the Demised Premises, which may arise or become due during or out of the original or any renewal term of this Lease shall be paid by Lessee, in its pro rata share, and that Lessor shall be indemnified and saved harmless by Lessee from and against the same; provided, however, that nothing herein contained shall be construed to require Lessee to pay the principal of, or the interest on, any indebtedness secured by any fee mortgage. The principal and interest of nay such mortgage shall be the sole responsibility of Lessor.

         3. Purpose. Lessee shall use and occupy the Demised Premises for the purpose of a bank and for no other purpose whatsoever.

         4. Care of the Premises.
            ---------------------


         (a) Lessee shall not do or permit to be done in the Demised Premises, or the Building of which they form a part, or bring or keep anything therein, which shall in any way increase the rate of fire or other insurance on said Building, or on the property kept therein, or obstruct, or interfere with the rights of other tenants, or in any way, injure or annoy them, or those having business with them, or conflict with them, or conflict with the fire laws or regulations or with any insurance policy upon said Building or any part thereof, or with any statutes, rules or regulations or established by the Federal Government or by State, City or County in which the subject property is located. Lessee agrees to pay any increase in insurance premiums resulting from Lessee's occupancy of the premises, or any act or omission of Lessee.

         (b) Lessee shall not use or permit the Demised Premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose nor for any purpose other than as set forth in Paragraph 3 above, and shall not manufacture any commodity or prepare or dispense any food or beverage therein, without the prior written consent of Lessor.

         (c) The Lessee has examined the Demised Premises, and accepts them in their present condition and without any representations on the part of the Lessor or its agents as to the present or future condition of the Demised Premises. The Lessee shall keep the Demised Premises in good condition and repair and shall redecorate, paint and renovate the Demised Premises as may be reasonably required by Lessor to keep them in good repair and appearance; provided, however, that Lessor shall maintain and keep in repair the walls, foundation and roof of the Building of which the Demised Premises are a part, the plumbing, and electrical systems, and other installations serving more than one tenant of said building.

         (d) The Lessee shall quit and surrender the Demised Premises at the end of the Term in as good condition as the reasonable use thereof will permit. The Lessee further agrees to

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keep said premises and all parts  thereof in a clean and sanitary  condition and free from trash, inflammable material and other objectionable matter.


         (e) All injury to the Demised Premises or the Building of which they are a part, including that caused by moving property of Lessee into, in or out of, said Building and all breakage done by Lessee or the agents, servants, employees and visitors of lessee, shall be repaired by Lessee, at expense of Lessee notwithstanding anything to the contrary contained in Paragraph 4 (c) above. In the event Lessee shall fail so to do, then Lessor shall have the right to make such necessary repairs, alterations and replacements, structural, nonstructural or otherwise, and any charge or cost so incurred by Lessor shall be paid by Lessee, with the right on the part of Lessor to elect in its discretion to regard the same as additional rent in which event such cost or charge shall become additional rent payable with the installment of rent next becoming due or thereafter falling due under terms of this Lease. This provision shall be construed as an additional remedy granted to Lessor and not in limitation of any rights and remedies which Lessor has or may have in said circumstances. The Lessee agrees to replace at the Lessee's expense any and all glass which may become broken in and on the Demised Premises. Plate glass and mirrors, if any, shall be insured by the Lessee at their full insurable value by a company satisfactory to the Lessor. Said policy shall be of the full premium type, and shall be deposited with the Lessor or its agent.

         5. Negative Covenants. Lessee shall not make any alterations, installations, changes, replacements, additions, or improvements, structural or otherwise, in or to the Demised Premises or any part thereof, without the prior written consent of Lessor. Any alterations, installations, changes, replacements, additions, or improvements, structural or otherwise shall be in conformance with all statutes, rules and regulations of any Federal, State and municipal government or authority and any permits, licenses or other approvals required in connection therewith shall be obtained at the sole cost and expense of Lessee. No carpeting shall be installed in the Demised Premises until Lessee has obtained the prior written consent of the Fire Department of the Town of Fairfield. All alterations, installations, changes, replacements, additions to or improvements upon the Demised Premises (whether with or without Lessor's consent) shall be at the election of Lessor remain upon the Demised Premises, and be surrendered with the Demised Premises at the expiration of this Lease, without disturbance, molestation or injury. Should Lessor elect that alterations, installations, changes, replacements, additions to or improvements upon the Demised Premises be removed, upon termination of this Lease, Lessee hereby agrees to cause same to be removed at Lessee's sole cost and expense and should Lessee fail to remove the same, then, and in such event, Lessor may cause same to be removed at Lessee's expense and Lessee hereby agrees to reimburse Lessor for the cost of such removal together with any and all damages which Lessor may suffer and sustain by reason of failure of Lessee to remove the same. Lessee may partition the storage space referred in Paragraph 1 above at Lessee's own cost, provided the plans and specifications are first approved in writing by Lessor.

         6. Mechanic's Liens. In the event that any mechanics' lien for materials or labor is filed against the Demised Premises as a result of any alterations, installations, changes, replacements, additions or improvements made by the Lessee, the Lessee shall within ten (10) days after notice from Lessor discharge said lien. If Lessee fails to discharge said lien within said ten (10) day period, the Lessor, at its option, may terminate this Lease and/or pay the said lien, without inquiring into the validity thereof, and the Lessee shall forthwith reimburse the Lessor the total expense incurred by the Lessor in discharging the said lien, as additional rent hereunder.

         7. Signs. Lessee agrees that no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of the Demised Premises or Building, except on the directories and doors of offices, and then only in such size, color and style as Lessor shall approve. Lessor intends to have common signage. Lessor shall have the right to prohibit any such advertisement of any sign which, in the Lessor's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices or for financial, insurance or other institutions and businesses of like nature, and upon written notice from Lessor, Lessee shall refrain from and discontinue any such advertisement.

         8. Floor Load. Lessor shall have the right to prescribe the weight and method of installation and position of safes or other heavy fixtures or equipment. All damage done to the Building by taking in or removing a safe or any other article of Lessee's fixtures or equipment shall be repaired at the expense of Lessee. No freight, furniture or other bulky matter of any description will be received into the Building or carried in the elevators, except as approved by the Lessor.

         9. Utilities.
            ----------

         (a) Lessee shall pay or cause to be paid all charges for gas, water, electricity, light, power, telephone and all other utility service and heating and air-conditioning charges used, rendered or supplied upon or in connection with the Demised Premises and shall indemnify Lessor and save it harmless against any liability or charges on account thereof.

         (b) Lessor shall receive the statement for charges for electricity (for light, power, heating, and air-conditioning) for the entire building within which the Demised Premises are located. Lessee shall pay for its allocable share of electrical usage. Lessor shall allocate Lessee's share of electrical usage, in accordance with a determination made from time to time as to usage for each of the Lessees of the Building by a representative of United Illuminating Company or such other Public Service Corporation as may at any time provide electrical service to the Building. Lessee shall pay as additional rent within ten (10) days after mailing by Lessor to Lessee statements applicable to its share of such charges.

         (c) In the event that Lessor shall elect or be required to furnish any additional utility or other service to Lessee, Lessee agrees to purchase the same from Lessor and Lessee shall pay Lessor within ten (10) days after mailing by Lessor to Lessee statements therefor at the applicable rates determined by Lessor from time to time which Lessor agrees shall be equitable and, with respect to utilities, not in excess of the consumer late as is charged by the Public Service Corporation or municipal authority as the case may be supplying similar services in the general area in which the Demised Premises are situated. The aforesaid charges shall be collectable by Lessor as additional rent hereunder without deduction or setoff.

         (d) Lessor shall not be liable to Lessee for any damages should the furnishing of any utilities or other services by Lessor be interrupted or required to be terminated because of necessary repairs or improvements or any cause beyond the reasonable control of Lessor, nor shall any such interruption or cessation relieve Lessee from the performance of any of Lessee's covenants, conditions, or agreements under this Lease.

         (e) Regardless of whether Lessee or Lessor is paying utilities or other charges in accordance with the foregoing provisions of this Paragraph 9, Lessee shall not install or operate in the Demised Premises any electrically operated equipment or other machinery or lighting, other than standard office equipment, without first obtaining the prior consent in writing of Lessor, who may condition such consent upon the payment by Lessee of additional rent in compensation for such excess consumption of water and/or electricity or wiring as may be occasioned by the operation of said equipment or machinery; nor shall Lessee install any other equipment whatsoever which will or may necessitate any changes, replacements or additions to or require the use of the water system, plumbing system, heating system, air conditioning system or the electrical system of the Demised Premises without the prior written consent of Lessor.

         10. Right of Inspection and Repair. Lessee shall allow Lessor, its agents or employees, to enter the Demised Premises at all times to examine or inspect the Demised Premises or the Building or to protect the same or prevent damage or injury to the same, or to make such alterations and repairs as Lessor may deem necessary; or to exhibit the same to prospective tenants during the last six (6) months of the Term.

         11. Rent Adjustment. Intentionally Deleted

         12. Rules and Regulations. The following rules and regulations, and such other and further rules and regulations as Lessor may make and which in Lessor's judgment are needed for the general well being, safety, care and cleanliness of Demised Premises and the Building of which they are a part together with their appurtenances, shall be faithfully kept, observed and performed by Lessee, and by his agents, servants, employees and guests unless waived in writing by Lessor. Lessee agrees:

         (a) To store all trash and garbage in adequate containers within the Demised Premises, maintained in a neat and clean condition and located as Lessor shall from time to time designate, within the Demised Premises and outside the Demised Premises on collection days, and so as not to be visible to the public in or outside of the Building and so as not to create or permit any health or fire hazard, and arrange for regular removal thereof at Lessee's expense. Lessor hereby reserves the right at its sole discretion to establish trash and garbage collection procedures on Lessee's behalf and at Lessee's expense and Lessee hereby agrees to comply with such procedures and to pay to Lessor said charge as additional rent hereunder at locally competitive rates. Lessor shall have the right to cause such procedures to be established through an independent contractor and Lessee agrees to pay therefor directly to such independent contractor, if requested.


         (b) Not to burn any papers, trash or garbage of any kind in or about the Demised Premises or the Building.

         (c) Not to overload any floor in the Demised Premises, or use or operate any machinery that in Lessor's opinion is harmful to the Building or disturbs other tenants in the Building.

         (d) Not to use any portion of the Demised Premises as living quarters, sleeping apartments or lodging rooms.

         (e) Not to use the plumbing facilities for any purpose other than that for which they were constructed and not to dispose of any damaging or injurious substance therein.

         (f) Not to use the parking areas, or any other common area for the overnight parking or storage of vehicles.

         (g) Not to conduct any going-out-of-business, fire, bankruptcy, auction or other distress sale on the Demised Premises.

         (h) Not to use any sidewalks, walkways or common areas of the Building or any vestibule, entrances or returns located within the Demised Premises for the keeping, displaying, advertising and/or sale of any merchandise or other object, including, but not by way of limitation, the use of any of the foregoing for any newsstand, cigar stand, sidewalk shop or any business, occupation or undertaking.

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         (i) Not to  install  on or about  the  Demised  Premises  any  exterior lighting, amplifiers or similar devices and/or not to use in, on or about the Demised Premises any music system or advertising medium such as flashing lights, searchlights, loudspeakers, phonograph, television or radio broadcasts.

         (j) Not to install a television antenna upon or within the Building and if Lessee connects with any master antenna provided by Lessor, Lessee shall furnish and install any and all wiring and booster systems related to such connection and the operation within the Demised Premises of television receivers, and Lessee shall pay to Lessor such reasonable connection and/or subscription charges as Lessor may establish.

         (k) Not to operate any coin or token operated vending machine or similar devise for the sale of any goods, wares, merchandise, food, beverages, or services including, but not limited to pay telephones, pay lockers, pay toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes or other commodities, without the prior written consent of Lessor.

         (l) Not to permit the extermination of vermin to be performed in, on or about the Demised Premises except by a person or company designated by Lessor and at times designated by Lessor.

         (m) To comply with any and all requirements of any of the constituted public authorities and with the terms of any State or Federal statute or local ordinance or regulation applicable to Lessee or its use of the Demised Premise, and to save Lessor harmless from penalties, fines, costs, expenses or damages resulting from failure to do so.

         (n) To give to Lessor prompt written notice of any accident, fire or damage occurring on or to the Demised Premises and the community areas.

         (o) To perform all loading and unloading of goods only at such times, in the area and through such entrances as may be designated for such purposes by Lessor.

         (p) To keep the Demised Premises sufficiently heated to prevent freezing of water pipes and fixtures.

         (q) To keep the outside areas immediately adjoining the Demised Premises free from any rubbish, obstructions or merchandise in such areas.

         (r) To keep the Demised Premises clean, orderly sanitary and free from objectionable odors and from insects, vermin and other pests, and unless in the ordinary course of Lessee's business not to keep any live animals of any kind in, about or upon the Demised Premises.

         (s) To require Lessee's employees to park their cars only in those portions of the parking area or in such other places as are designated for that purpose by Lessor. Lessee agrees that from time to time, upon written notice from Lessor, it will within five (5) days, furnish Lessor with the State automobile license numbers assigned to Lessee's cars and the cars of all
Lessee's directors, officers, employees, agents, contractors, subtenants, licensees and concessionaires.

         (t) To permit Lessor to designate, from time to time, non-employee parking areas.

         (u) Lessee shall not sell or display merchandise or store or dispose of trash or refuse on, or otherwise obstruct any parking area, other common area, or permit the parking of delivery vehicles so as to interfere with the use of any parking area or common area.

         (v) To replace promptly with glass of the like kind and quality any plate glass or window glass of the Demised Premises which may become cracked or broken.

         (w) No additional locks shall be placed upon ay doors of Demised Premises; and doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress.

         13. Liability. The Lessor shall not be liable for any accident or damage resulting from the use or operation of escalators, elevators, or heating, cooling, electrical, plumbing or other apparatus. All personal property of the Lessee in the Demised Premises or in the Building shall be at the sole risk of the Lessee. The Lessor shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the Demised Premises, by reason of any existing or future condition, defect, matter or thing in the Demised Premises or the property of which the premises are a part, or for the acts, omissions or negligence of other persons or tenants in and about the said property. The Lessee agrees to indemnify and save the Lessor harmless from all claims and liability for losses or damage to property, or injuries to persons occurring in or about the Demised Premises.

         14. Lessor's Services. Lessor shall furnish an automatically operated elevator or escalator service during normal business hours and for ordinary uses, and normal and usual cleaning service after business hours for the common areas. The Lessor agrees to keep the Building in which the Demised Premises are a part opened from 7 a.m. to 8 p.m., Monday through Friday and from 7 a.m. through 4 p.m. on Saturdays. The Building may be closed on Sunday.

         15. Bankruptcy or Involuntary Transfer. If at any time during the Term, a petition shall be filed, either by or against Lessee, in any Court or pursuant to any Federal, State, or municipal statute, whether in bankruptcy, insolvency, or for the appointment of a receiver of Lessee's property, or if the Lessee shall make an assignment for the benefit of creditors or if Lessee's interest in this Lease becomes the subject of a tax lien, then immediately upon the happening of any such event, and without any entry or other act by Lessor, this Lease, at Lessor's option, shall cease and come to an end; however, it is further stipulated and agreed that, in the event of termination of the Term by the happening of any such event, Lessor shall forthwith, upon such termination, become entitled to recover as and for liquidated damages caused by such breach of the provisions of this Lease an amount equal to the difference between the then cash value of the rent and charges equal to rent reserved hereunder for the unexpired portion of the Term and the then reasonable cash rental value of the Demised Premises, for such unexpired portion of the Term. The provisions of this paragraph of this Lease shall be without prejudice to Lessor's right to prove in full damages for rent accrued prior to termination of this Lease, but not paid. In making any such computation, the then cash rental value of Demised Premises shall be deemed prima facie be the rental realized upon any reletting, if such reletting can be accomplished by Lessor within a reasonable time after such termination of this Lease, and then present cash value of the future rents hereunder, reserved to Lessor for the unexpired portion of the term hereby demised shall be deemed to be such sum, if invested at the prime rate as will produce the future rent over the period of time in question.

         16. Remedies. It is agreed that if Lessee shall fail to pay the rent or any installment thereof as aforesaid at the time the same shall become due and payable and/or any additional rent as herein provided, although no demand shall have been made for the same; or if Lessee shall violate or fail or neglect to keep and perform any of the covenants, conditions, rules, regulations, and agreements contained in the Lease on the part of Lessee to be kept and performed or if this Lease shall be assigned or the leased premises sublet or if Demised Premises shall become vacant or deserted, then, and in each and every such event and at all times thereafter, at option of Lessor, Lessee's right of possession shall thereupon cease and terminate and Lessor shall be entitled to possession of Demised Premises and to reenter the same without notice to quit or demand of rent or demand of possession, and the Lessor or its agents shall have the right to and may enter the said premises as the agent of the Lessee, either by force or otherwise, without being liable for any prosecution or damages therefor, and may relet the premises as the agent of the Lessee, and receive the rent therefor, upon such terms as shall be satisfactory to the Lessor, and all rights of the Lessee to repossess the premises under this Lease shall be forfeited. Such reentry by the Lessor shall not operate to release the Lessee from any rent to be paid or covenant to be performed hereunder during the full Term of the Lease. For the purpose of reletting, the Lessor shall be authorized to make such repairs or alterations in or to the Demised Premises as may be necessary to place the same in good order and condition. The Lessee shall be liable to the Lessor for the cost of such repairs or alterations, and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this Lease, the Lessor, at its option, may require the Lessee to pay such deficiency month by month, or may hold the Lessee in advance for the entire deficiency to be realized during the term of the reletting. The Lessee shall not be entitled to any surplus accruing as a result of the reletting. The Lessee agrees to pay, as additional rent, reasonable attorneys' fees and other reasonable expenses incurred by the Lessor in enforcing any of the obligations under this Lease. No provision of this Lease shall be deemed to have been waived by Lessor unless such waiver shall be in writing signed by Lessor. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

          17.  Damage or Destruction.

         (a) In the event of the destruction of the Demised Premises or the Building containing the said premise by fire, explosion, the elements or otherwise during the Term, or previous thereto, or such partial destruction of the Demised Premises as to render them wholly untenantable or unfit for occupancy, or should the Demised Premises be so badly injured that the same cannot be repaired within ninety (90) days from the happening of such injury, then, in any such case, the term hereby created shall, at the option of the Lessor, cease and become null and void from the date of such damage and destruction, the Lessee shall immediately surrender said premises and all the Lessee's interest therein to the Lessor, and shall pay rent only to the time of such surrender, in which event the Lessor may reenter and repossess the premises thus discharged from this Lease and may remove all parties therefrom.

         (b) If the Demised Premises are rendered untenantable and unfit for occupancy but are repairable within ninety (90) days from the happening of said injury, the Lessor may elect to enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed.

         (c) If the Demised Premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then the Lessor agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease or be otherwise adjusted.

         (d) The Lessee shall immediately notify the Lessor in case of fire or other damage to the Demised Premises. No compensation, or claim, or diminution of rent will be allowed or paid by Lessor by reason of inconvenience, annoyance or injury to business arising from the necessity of repairing the Demised Premises or the Building of which they are a part.


         18. Subordination. This Lease is and shall be subject and subordinate to all ground or underlying leases and to any mortgages and/or deeds of trust (hereinafter all of the foregoing are collectively referred to as the "Other Instruments") which may now or hereafter affect such leases or the real property of which Demised Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. In the event of any conflict between the provisions of the Other Instruments, on the one hand, and this Agreement on the other, the terms of the Other Instruments shall control. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. Nevertheless, simultaneously with the execution of this Lease, Lessee shall execute the subordination Agreement attached hereto as an Exhibit. In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor may request. Lessee hereby constitutes and appoints Lessor the Lessee's attorney-in-fact to execute any such certificate or certificates for and on behalf of Lessee. Lessee shall attorn to any successor Lessor under such ground or underlying lease or the holder of any such mortgage or the purchaser of the leasehold or mortgaged premises in foreclosure of any subsequent owner of the fee, as the case may be, as Lessee's lessor hereunder in the event that any of them shall succeed to Lessor's interest in the Demised Premises and in the event that any such successor lessor shall so require.


         19. Condemnation.

         (a) Lessee agrees that if the whole Demised Premises or any part of all of the land and/or Building on or in which Demised Premises are located, or any substantial portion thereof which renders the Demised Premises untenantable shall be taken or condemned for public or quasi public use or purpose by any competent authority, then at the option of the Lessor, this Lease shall terminate from date of such taking or condemnation, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. In the event of a taking, Lessee shall not have any claim or rights to any portion of the amount that may be awarded as damages or paid as a result of any condemnation other than Lessee's right to recover moving expenses and an award for Lessee's business fixtures from the condemning authority (or Lessor if same be awarded Lessor) and all other rights of Lessee to damages, if any, are hereby assigned by Lessee to Lessor other than Lessee's right to recover moving expenses and an award for Lessee's business fixtures from the condemning authority (or Lessor if same be awarded Lessor).

         (b) If only a portion of the Demised Premises is taken by condemnation, and Lessor has not given notice that this Lease is terminated, then this Lease shall remain in full force and effect except that on the date of Taking the Basic Rent set forth in Paragraph 1 above shall be reduced by an amount that is in the same ratio to the Basic Rent as the total number of square feet in the Demised Premises taken bears to the total number of square feet in the Demised Premises immediately prior to the Taking.


         20. Holdover. In the event that Lessee shall not immediately surrender the Demised Premises at the end of the Term, then Lessor may, at its option, elect to treat the Lessee as a month-to-month tenant at twice the monthly rental being paid by Tenant for the last month of the Term. Lessee, as a monthly tenant, shall be subject to all conditions and covenants of this Lease as though the same had originally been a monthly tenancy; and said Lessee shall give to Lessor at least thirty (30) days' written notice of any intention to quit said premises, and Lessee shall be entitled to thirty (30) days' written notice to quit said premises, except in the event of a breach of this Lease by said Lessee. In the event that Lessee holds over after the expiration of the Term, and Lessor desires to regain possession of the Demised Premises at expiration of the Term, then at any time prior to Lessor's acceptance of rent from Lessee as a monthly tenant hereunder, Lessor, at its option, may forthwith reenter and take possession of the Demised Premises with or without process, in the manner set forth in Paragraph 16 above the extent applicable.


         21. Possession.

         (a) If Lessor shall be unable to give possession of Demised Premises on the date of commencement of the Term by reason of the fact that premises are located in a Building being constructed and which has not been sufficiently completed to make the premises ready for occupancy or by reason of the fact that a certificate of occupancy has not been obtained or if Lessor is unable to give possession of Demised Premises on the date of commencement of the Term by reason of holding over or retention of possession of any tenant, or occupant, or if repairs, improvements or decoration of the Demised Premises, or the Building of which the Demised Premises form a part, are not completed, or for any other reason, then the rent reserved and covenanted to be paid herein shall not commence until possession of the Demised Premises is given, or the Demised
Premises are sufficiently complete to permit the Lessee to occupy same or install Lessee's own improvements, and no such failure to give possession on the date of commencement of the term shall in any other respect affect the validity of this Lease or the obligations of Lessee hereunder, nor shall same be construed in any way to extend the term of this Lease beyond the expiration date set out in Paragraph 1 hereof or subject the Lessor to any liability for failure to give possession. If such delay shall continue for more than one hundred twenty (120) days, then Lessee may, within ten (10) days after the expiration of said one hundred twenty (120) day period, give Lessor notice of election to terminate this Lease. Unless possession of the Demised Premises shall be made available to Lessee within ten (10) days of the date of such notice, then this Lease shall terminate on the tenth (10th) day after the giving of such notice and Lessor shall return to Lessee any consideration paid in connection with this Lease. Lessor shall have no obligation to Lessee for failure to give possession except as provided herein.

         (b) If permission is given to Lessee to enter into the possession of the Demised Premise or to occupy premises other than the Demised Premises prior to the date specified as the commencement of the term of this Lease, Lessee covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions, and provisions of this Lease. Notwithstanding the foregoing, if any delay in giving possession is caused by Lessee or by the delay in the completion of any improvement to be made or installed by Lessee, the rent shall commence at the time of commencement set forth in Paragraph 1.

         22. Notices. Any notice which under the Terms of this Lease or under any statute must or may be given shall be in writing and shall be deemed to have been given when deposited in the United States mails and sent registered mail, return receipt requested, postage prepaid, addressed to the respective addresses of the parties hereinafter given. Either party may designate by notice in writing a new or other address to which such notice or demand shall be given. Said notices shall be addressed as follows until otherwise designated in writing:

          As to Lessor:

          C.A.T.F. Limited Partnership
          1275 Post Road, Suite A-3
          Fairfield, CT  06430

          As to Lessee:

          Westport Bank & Trust
          1300 Post Road
          Fairfield, CT 06430


         23. Quiet Enjoyment. Upon Lessee paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Lessee's part to be observed and performed, Lessee may peaceably and quietly enjoy the premises hereby demised free from any interference, molestation or acts of the Lessor, or anyone claiming by, through or under the Lessor, subject, nevertheless, to the terms and conditions of this Lease and to any ground lease, underlying lease and mortgages.

         24. Brokers. Lessee warrants and represents it has not had or dealt with any realtor, broker, or agent, in connection with the negotiation of this Lease and agrees to pay and to hold Lessor harmless from any cost, expense or liability (including costs of suit and reasonable attorney's fees) for any compensation, commission or charges claimed by any realtor, broker or agent with respect to this Lease and the negotiation thereof.

         25. Force Majuer. Lessor shall not be liable or in default hereunder if Lessor is unable or fails to fulfill or is delayed in fulfilling any of its obligations hereunder, including, without limitation, any obligations to supply any service hereunder, or any obligation to make repairs or replacements hereunder, is prevented from fulfilling or is delayed in fulfilling such obligations by reason of fire or other casualty, strikes or labor troubles, governmental pre-emption in connection with a national emergency, shortage of supplies or materials, or by reason of any rule, order or regulation of any governmental authority, or by reason of the condition of supply and demand affected by war or other emergency, or any other cause beyond its control. Such inability or delay by Lessor in fulfilling any of its obligations hereunder shall not affect, impair or excuse the other party hereto from the performance of any of the terms, covenants, conditions, limitations, provisions or agreements hereunder on its part to be performed, nor result in any abatement of rents or additional rents payable hereunder.

         26. Estoppel Certificate. Upon request of the Lessor, the Lessee shall execute and deliver to the Lessor, an instrument prepared by the Lessor stating, if the same be true, that this Lease is a true and exact copy of the lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of Lessee's knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of the Lessee to be performed, and that as of such date no default has been declared hereunder by either party hereto and that the Lessee at the time has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by either party.


         27. Security Deposit.

         (a) The Lessee has deposited the sum of Five Thousand Nine Hundred Fifty-Seven and 34/100 ($5,957.34) Dollars to secure the faithful performance of all the terms and conditions of this Lease and any renewal term. If the Lessee shall have complied with all the terms, conditions and obligations of this Lease, such deposit shall be returned to the Lessee at the termination of this Lease or any renewal thereof, without interest. In the event of the Lessee's default hereunder, such deposit may be applied by the Lessor toward reduction of his damages without barring the Lessor in any manner whatever from other or additional legal or equitable course. Such deposit shall not be construed as constituting liquidated damages. Lessor shall always have the right to apply said deposit, or from time to time such one or more parts or portions thereof or part or portion thereof not previously applied, to the curing of any default that may then exist, without prejudice to any other remedy or remedies which the Lessor may have on account thereof. In the event that Lessor does so apply any portion or part of said deposit, or in the event the Basic Rent due hereunder is increased for any reason whatsoever, including but not limited to cost of living increases or Renewal premiums, upon request Lessee shall forthwith pay to Lessor any amount required to bring the security deposit up to and equal with one (1) months then Basic Rent, so that Lessor shall have a full deposit equal to one (1) months Basic Rent on hand at all times during the term of this Lease.


         (b) If the Lessor conveys its interest under this Lease, the deposit, or the part or portion thereof not previously so applied, may be turned over by the Lessor to the Lessor's grantee or assignee; and, if the same be turned over as aforesaid, the Lessee hereby releases the Lessor from any and all liability with respect to the deposit or its application or return, provided Lessor deliveries to Lessee said grantee's or assignee's assumption of the obligations with respect to said security.


         28. Insurance.

         (a) During the term of this Lease, the Lessee shall, at its sole cost and expense, obtain general public liability insurance, with limits of at least $1,000,000/ $1,000,000 in case of bodily injury or death, and $1,000,000 for property damage. Such policy shall name the Lessor and Lessee as the insureds, and within ten (10) days from the date hereof, the Lessee shall deliver to the Lessor a certificate of insurance, certifying that such insurance is in full force and effect. All notices of cancellation or amendment shall be delivered to Lessor.

         (b) Lessee at its own cost shall maintain on all its personal property, Lessee's improvements and alterations, in, on, or about the Demised Premises a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least 80% of their full replacement value. The proceeds from any such policy shall be used by Lessee for the replacement of personal property, the restoration of Lessee's improvements or alterations. Such policy shall name the Lessor and Lessee as insureds, and within ten (10) days from the date hereof, the Lessee shall deliver to the Lessor a certificate of insurance, certifying that such insurance is in full force and effect. All notices of cancellation or amendment shall be delivered to Lessor. "Full Replacement Value" as used in this paragraph shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not more frequently than once every three years, the Lessor shall have the right to notify Lessee that it elects to have the Replacement Value redetermined by an insurance company. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters or a like board recognized and generally accepted by the insurance company, and each party shall promptly be notified of the results by the company. The insurance policy shall be adjusted according to any such redetermination.

         29. Lessor. The term "Lessor" shall mean the owner for the time being of the Demised Premises or the Building of which the Demised Premises are a part and the land on which it stands; and if such land and Building or lease be sold or transferred, the seller or assignor shall be entirely relieved of all covenants and obligations under this Lease; and it shall be deemed without further agreement between the parties hereto and their successors that the purchaser on such sale has assumed and agreed to carry out all covenants and obligations of Lessor hereunder. Neither Lessor nor any partner or principal of Lessor shall be under any personal liability with respect to any of the provisions of this Lease and if Lessor is otherwise under this

Lease, Lessee shall look solely to the equity of Lessor in the Building of which the Demised Premises are a part for the satisfaction of lessee's remedies. It is expressly understood and agreed that the liability of Lessor and any partner or principal of Lessor under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Lessor's equity interest in said Building.

         30. Future Improvements. Lessor shall have the right from time to time to construct other Buildings or improvements in the parking and common areas, to change the location or character of and to make modifications, alterations or additions to the Building which the Demised Premises are located or parking and common areas, and entrances and exits, and to repair and reconstruct the same. All space, areas and facilities, not within the Demised Premises, which tenant may be permitted to use and/or occupy, are to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space, areas and/or facilities be diminished, this Lease shall remain in full force and effect and Lessor shall not be subject to any compensation or diminution of rent, nor shall such revocation or diminution be deemed constructive or actual eviction. The Lessor reserves a right to at any time build additional stories on the Building of which the Demised Premises is a part, or to build additions and enlargements to any part of said Building or parking area.


         31. Gender. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein which the context may require such substitution. Lessor herein for convenience has been referred to in neuter form.

         32. Assignment and Subletting.

         (a) Lessee shall not voluntarily, involuntarily or by operation of law, assign, transfer, mortgage or otherwise encumber all or any part of Lessee's interest in this Lease or in the Demised Premises or sublet the whole or any part of the Demised Premises without first obtaining in each and every instance the prior written consent of Lessor, which consent shall be at the uncontrolled discretion of Lessor. The consent by Lessor to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Payment of rentals due hereunder by any party other than the Lessee named herein shall not be deemed to act as a consent to the assignment of this Lease or the subletting of the whole or any part of the Demised Premises to such party nor relieve Lessee of its obligations to pay the rentals provided for in this Lease.

         (b) In the event that Lessee is a corporation, any dissolution, merger, consolidation or other reorganization of such corporation, or the sale or other transfer of any of the corporate stock of Lessee, shall constitute an assignment of this Lease for all purposes of this Paragraph 32. If any assignment is made as aforesaid, then Lessee shall so notify Lessor and Lessor shall have the right at its option to terminate this Lease upon five (5) days notice to Lessee.

         (c) In the event that Lessor shall agree to any transfer of Lessee's interest in this Lease, then the term Lessee shall thereafter be deemed to include, without further reference, the party to whom such interest was transferred, which is, for example, without limiting the generality thereof, any subtenant, assignee, concessionaire or licensee. If the Lease be assigned or if the Demised Premises or any part thereof be occupied by anyone other than Lessee, Lessor may collect rent from the assignee or other occupant and apply the net amount collected to the rent herein reserved, but no such assignment underletting occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee under tenant or occupant as Lessee or as a release of Lessee from further performance by Lessee of the provisions on its part to be observed and performed under this Lease. In the event of any assignment of this Lease made with Lessor's consent, Lessee shall, nevertheless, remain liable for the performance of all the terms, covenants and conditions of this Lease and shall require any assignee to execute and deliver to Lessor, an assumption of liability agreement in form satisfactory to Lessor, including an assumption by the assignee of all the obligations of Lessee and the assignee's ratification of an agreement to be bound by all the provisions of this Lease.

         33. Successors and Assigns. All rights, obligations and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors, subtenants, licensees, concessionaires and assigns of said parties except as expressly provided in Paragraph 29 above and if here shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants, conditions and agreements herein and the word "Lessee" shall be deemed and taken to mean each and every person or party mentioned as a lessee herein be the same one or more, and if there shall be more than one lessee, any notice required or permitted by the terms of this Lease may be given by or to any one of them. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing as aforesaid.

         34. Renewal Option. At the expiration of the initial term, if this Lease shall then be in full force and effect and if Lessee has fully performed all of the terms and conditions of this Lease, then Lessee shall have the option to extend this Lease, upon the same terms and conditions, excepting the provision for rent, for First extended term of five (5) years, to commence on May 01, 2000 and to end on April 30, 2005. The option for such extended term shall be exercised by the Lessee by giving written notice to the Lessor not less than nine (9) months, and not more than twelve (12) months, prior to the expiration of the then current term. Such extended term shall be upon the same conditions as provided in this Lease, except that there shall be no privilege to extend the term of this Lease for any period of time beyond the expiration of the extended term and except that the Basic Rent for said extended term shall be at the initial rate of $24.50 per square foot and $1,250.00 for the Drive Through payable monthly in advance in equal installments, and all other provisions for additional rent and rent adjustment contained in this Lease shall apply during the extended term. The Basic Rent shall increase $.50 per square foot for each year of the renewal term. The Drive Through Rent shall be constant at $1,250.00 per month. The lessee shall have two additional renewal options of five (5) years each at a rent to be determined, but in no event, less than the tenth year of this lease.

         35. Miscellaneous Provisions.

         (a) The captions of the paragraphs of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

         (b) Printed parts of this Lease shall be as binding upon the parties hereto as the other parts hereof. Parts of this Lease which are written or typewritten shall have no greater force or effect than and shall control parts which are printed, but all parts shall be given equal effect.

         (c) Lessee declares that Lessee has read and understands all the parts of this Lease including all printed parts hereof. If Lessee shall default in the performance of any covenant required to be performed by virtue of any of the provisions of this Lease, Lessor may, as hereinbefore provided, perform the same for the account of Lessee. If Lessor, at any time, is compelled to pay or elects to pay any sum of money or do any acts which would require the payment of any sum of money by reason of the failure of Lessee to comply with any provision of this Lease, or if Lessor is compelled to incur any expense, including a reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Lessee hereunder, the sum or sums so paid by Lessor with all interest, costs and damages shall be deemed to be additional rent hereunder and shall be due from Lessee to Lessor on the first day of the month following the incurring of such respective expenses except as otherwise specifically provided above. If Lessee is compelled to incur any expense, including reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Lessor hereunder, the sum or sums so paid by Lessee, with all interest, costs and damages shall be due and payable from Lessor to Lessee on the first day of the month following the incurring of such expense. Any sum accruing to Lessor or Lessee under the terms and provisions of this Lease which shall not be paid when due, shall bear interest at the rate of two points above the then current prime rate of interest as determined by Connecticut Bank and Trust Company, or the highest legal rate of interest which is payable by law, whichever is less, from the date when the same becomes due and payable by the terms and provisions hereof until paid.

         (e) This Lease and the exhibits, riders and/or addenda, if any attached, contain all covenants and agreements between Lessor and Lessee relating in any manner to the rental use and occupancy of the Demised Premises and the other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease cannot be altered, changed, modified or added to, except in writing signed by Lessor and Lessee. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented on Lessor's behalf, either orally or in writing

(except this Lease), has induced Lessee to enter into this Lease. The submission of this document for examination does not constitute an offer to lease or a reservation of an option for the Demised Premises and becomes effective only upon execution and delivery thereof by Lessor to Lessee.

         (f) Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

         (g) Any default by Lessee under any instrument, undertaking or agreement executed by Lessee in favor of or with Lessor relating to this Lease or the tenancy created hereby, shall constitute a breach of this Lease and entitle Lessor to pursue each and all of its rights and remedies hereunder and at law.

         (h) Lessee's failure to object to any statement, invoice or billing rendered by Lessor within a period of ninety (90) days of Lessee's receipt thereof shall constitute Lessee's acquiescence with respect thereto and shall render such statement, invoice or billing an account stated between Lessor and Lessee.

         (i) Exhibit A (Plan).

         (j) Lessee has examined the premises and accepts them in "as is" condition. Further, lessee shall perform all tenant improvements at its sole cost and expense and shall obtain all necessary permits for same.

         (k) The tenant shall have dedicated parking (four (4) spaces) directly to the rear of the premises as well as parking in common with other tenants.

         (l) It is understood and agreed that this lease is contingent upon the Landlord obtaining a release of the current lease to Gateway Bank ( now Shawmut
Bank) which the Landlord agrees to pursue with due diligence.

         IN WITENESS WHEREOF, the above parties have executed this Lease on the day and year above written.

                                                 C.A.T.F. Limited Partnership


                                                 By: /s/Carmen A. Tortora
                                                     ---------------------------
                                                     Carmen A. Tortora, General
                                                     Partner
                                                                          Lessor


                                                 Westport Bank & Trust


                                                 /s/Thomas Bilbao
                                                 ------------------------------
                                                 Thomas Bilbao, Executive Vice-
                                                 President
                                                                          Lessee



36. All of the Lessee's obligations hereunder are contingent upon Lessee obtaining approval from the Connecticut Banking Commissioner for the establishment of a bank branch at the subject location. The Lessee agrees to forthwith apply for such approval and to diligently pursue its application.

37. Lessee's obligation to pay rent hereunder shall commence three (3) weeks after receiving Banking Commissioner approval for a branch bank in the subject location and taking possession of the premises for fit-up work.

38. Wheresoever herein the Lessor's consent is required, such consent shall not be unreasonably withheld.

















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